Consensus Cloud Solutions, Inc.
Reports First Quarter 2025 Results
Reaffirms Full Year 2025 and Provides Q2 2025 Guidance

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported financial results for the first quarter of 2025.

“I am pleased with our start for fiscal year 2025. Our Corporate revenue growth continued its improvement, driven primarily by strong usage, improved revenue retention and new customer acquisition. Our SoHo revenue performed as expected. Our operating margins remained robust. Our strong cash flows from operations and cash balances enabled us to further reduce our overall debt levels. Collectively, this fuels our confidence for the remainder of the year despite the volatility in the capital markets” said Scott Turicchi, CEO of Consensus.

FIRST QUARTER UNAUDITED 2025 HIGHLIGHTS

Q1 2025 quarterly revenues decreased by $1.0 million or 1.1% to $87.1 million compared to $88.1 million for Q1 2024. This decline was primarily due to a planned decrease of $3.9 million or 10.6% in our Small office home office (“SoHo”) business, partially offset by an increase of $2.9 million or 5.6% in our Corporate business.

Net income(1) decreased to $21.2 million in Q1 2025 compared to $26.4 million for Q1 2024. The decrease was primarily due to a debt extinguishment loss in Q1 2025 compared to a gain in Q1 2024, as well the change in foreign exchange revaluation. The effect of these two items and the reduction in income tax expense contributed to a net decrease of $6.7 million. Q1 2025 net income margin(1) was 24.3% compared to 29.9% for Q1 2024.

Earnings per diluted share(1) decreased to $1.07 or by 21.9% in Q1 2025 compared to $1.37 for Q1 2024. The decrease was due to the items discussed above.

Adjusted EBITDA(3)(4) for Q1 2025 of $47.3 million decreased compared to Q1 2024 of $48.1 million primarily driven by a $1.0 million decline in revenues, partially offset by the benefit of our cost saving measures. Q1 2025 Adjusted EBITDA margin(3) of 54.2% was consistent with our Adjusted EBITDA margin(3) of 54.5% in Q1 2024.

Adjusted net income(1)(2) in Q1 2025 increased to $27.0 million from $26.9 million in Q1 2024.

Adjusted earnings per diluted share(1)(2) for the quarter decreased to $1.37 or by 2.1% compared to $1.40 for Q1 2024 primarily due to an increase in the weighted average share count of approximately 457,000 shares in Q1 2025 compared to Q1 2024.

Net cash provided by operating activities in Q1 2025 decreased to $40.9 million from $44.7 million in Q1 2024. Free cash flow(5) in Q1 2025 decreased to $33.7 million from $35.8 million in Q1 2024. The decrease in these two items was primarily attributable to a decrease in net cash inflows resulting from changes in our working capital accounts as well as decreased income after excluding noncash items.

Key financial results from operations for Q1 2025 versus Q1 2024 are set forth in the following table. Reconciliations of GAAP measures to comparable non-GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q1 2025	Q1 2024	Change
Revenues	$87,138	$88,146	(1.1)%
Net income (1)	$21,152	$26,370	(19.8)%
Net income margin (1)	24.3%	29.9%	(5.6) pts
Earnings per diluted share (1)	$1.07	$1.37	(21.9)%
Adjusted net income (1)(2)	$26,968	$26,903	0.2%
Adjusted earnings per diluted share (1)(2)	$1.37	$1.40	(2.1)%
Adjusted EBITDA (3)(4)	$47,250	$48,066	(1.7)%
Adjusted EBITDA margin (3)	54.2%	54.5%	(0.3) pts
Net cash provided by operating activities	$40,943	$44,689	(8.4)%
Free cash flow (5)	$33,747	$35,766	(5.6)%

Notes:

(1)
The effective tax rates were approximately 24.1% for Q1 2025 and 27.3% for Q1 2024. The non-GAAP effective tax rates were approximately 21.2% for Q1 2025 and 20.9% for Q1 2024. The calculation for net income margin is net income divided by revenues.

(2)
Adjusted net income and Adjusted earnings per diluted share exclude certain non-GAAP items, as defined in the accompanying Reconciliation of GAAP to non-GAAP Financial Measures. Such exclusions totaled $0.30 and $0.03 per diluted share, respectively, for the three months ended March 31, 2025 and 2024. Adjusted net income and Adjusted earnings per diluted share are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes. Starting in 2025, the Company excludes any foreign exchange gains or losses from Adjusted net income and Adjusted earning per diluted share. The prior year amounts have been adjusted for consistency with the current year. For the three months ended March 31, 2024, such exclusion reduced Adjusted net income by $2.9 million and $0.15 per diluted share, respectively.

(3)
Adjusted EBITDA is defined as earnings before interest expense; interest income; other (expense) income, net; income tax expense; depreciation and amortization; and other items used to reconcile net income per diluted share to Adjusted earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for measures calculated in accordance with GAAP, but are presented solely for informational purposes. The most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA margin is net income and net income margin.

(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Adjusted EBITDA.
(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. Free cash flow amounts are not meant as a substitute for measures calculated in accordance with GAAP, but are solely for informational purposes.

CAPITAL ALLOCATION STRATEGIC INITIATIVES

Consensus ended the quarter with $53.4 million in cash and cash equivalents after the cash outlays detailed below.

The following table consists of our material capital allocation strategic initiatives (in thousands):

Capital Allocation:	Q1 2025	Cumulative Total	Remaining Under the Plan
Debt repurchase program (6)	$9,731	$216,614	$83,386
Common stock repurchase program (7)	$34	$32,147	$67,853

	Q1 2025	2025
Purchases of property and equipment	$7,196	$7,196

Notes:

(6)
On November 9, 2023, the Company’s Board of Directors approved a debt repurchase program, pursuant to which Consensus may reduce, through redemptions, open market purchases, tender offers, privately negotiated purchases or other retirements, a combination of the outstanding principal balance of the 2026 Senior Notes and 2028 Senior Notes. The authorization permits an aggregate principal amount reduction of up to $300 million and expires on November 9, 2026.

(7)
On March 1, 2022, the Company’s Board of Directors approved a share buyback program. Under this program, the Company may purchase in the public market or in off-market transactions up to $100.0 million worth of the Company’s common stock through February 2025. In February 2025, the Company’s Board of Directors authorized and approved a three-year extension of the share repurchase program through February 2028.

FY 2025 GUIDANCE (i)
The following table presents ranges for the Company’s 2025 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$343	$350	$357
Adjusted EBITDA	$179	$185	$190
Adjusted earnings per diluted share (ii)	$5.03	$5.22	$5.42
Q2 2025 GUIDANCE (i)
The following table presents ranges for the Company’s Q2 2025 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$85.0	$87.0	$89.0
Adjusted EBITDA	$45.0	$46.5	$48.0
Adjusted earnings per diluted share (ii)	$1.31	$1.37	$1.42

Notes:

(i)
Annual and quarterly guidance is provided on a non-GAAP basis, except revenues, only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

(ii)
Annual and quarterly guidance for Adjusted earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, foreign exchange (gain) loss and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for 2025 and Q2 2025 is expected to be between 20.5% and 22.5%.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is a global leader in digital cloud fax technology. With over 25 years of success with eFax® at its core, the Company has evolved to be a trusted provider of interoperability solutions, leveraging artificial intelligence and secure data exchange to transform digital information, automate critical workflows, and maximize operational efficiencies. Consensus maintains industry-leading compliance standards, making it a preferred partner for heavily regulated industries including healthcare, the public sector, financial services, insurance, real estate, and manufacturing. For more information about Consensus, visit consensus.com.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine and the Middle East); and the numerous other factors set forth in Consensus’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2024 Annual Report on Form 10-K filed by Consensus on February 20, 2025, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these non-GAAP financial measures, please see the appropriate GAAP to non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$53,399	$33,545
Accounts receivable, net of allowances of $5,564 and $5,774, respectively	26,712	24,921
Prepaid expenses and other current assets	11,350	16,059
Total current assets	91,461	74,525
Property and equipment, net	103,508	100,076
Operating lease right-of-use assets	6,126	6,515
Intangibles, net	40,560	41,213
Goodwill	347,411	345,036
Deferred income taxes	31,372	30,521
Other assets	9,209	4,315
TOTAL ASSETS	$629,647	$602,201

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$39,863	$36,477
Income taxes payable, current	3,328	1,068
Deferred revenue, current	21,719	20,714
Operating lease liabilities, current	2,309	2,150
Current portion of long-term debt	6,126	18,902
Total current liabilities	73,345	79,311
Long-term debt, net of current portion	577,590	574,080
Deferred revenue, noncurrent	1,825	1,913
Operating lease liabilities, noncurrent	11,471	12,018
Liability for uncertain tax positions	13,635	13,218
Deferred income taxes	908	891
Other long-term liabilities	231	233
TOTAL LIABILITIES	679,005	681,664
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,628,133 and 20,609,725 shares and total outstanding is 19,540,937 and 19,524,000 shares as of March 31, 2025 and December 31, 2024, respectively	206	206
Treasury stock, at cost (1,087,196 and 1,085,725 shares as of March 31, 2025 and December 31, 2024, respectively)	(32,347)	(32,313)
Additional paid-in capital	63,992	59,373
Accumulated deficit	(62,526)	(83,678)
Accumulated other comprehensive loss	(18,683)	(23,051)
TOTAL STOCKHOLDERS’ DEFICIT	(49,358)	(79,463)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$629,647	$602,201

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2025	2024
Revenues	$87,138	$88,146

Cost of revenues (1)	18,070	17,048
Gross profit	69,068	71,098
Operating expenses:
Sales and marketing (1)	12,788	12,558
Research, development and engineering (1)	1,712	1,905
General and administrative (1)	17,071	18,968
Total operating expenses	31,571	33,431
Income from operations	37,497	37,667
Interest expense	(8,976)	(6,199)
Interest income	451	923
Other (expense) income, net	(1,097)	3,902
Income before income taxes	27,875	36,293
Income tax expense	6,723	9,923
Net income	$21,152	$26,370

Net income per common share:
Basic	$1.08	$1.37
Diluted	$1.07	$1.37

Weighted average shares outstanding:
Basic	19,530,579	19,220,340
Diluted	19,690,822	19,233,736

(1) Includes share-based compensation expense as follows:
Cost of revenues	$476	$503
Sales and marketing	714	679
Research, development and engineering	105	95
General and administrative	2,969	3,173
Total	$4,264	$4,450

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$21,152	$26,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,178	4,767
Amortization of financing costs and discounts	420	479
Non-cash operating lease costs	394	370
Share-based compensation	4,264	4,450
Provision for doubtful accounts	1,417	875
Deferred income taxes, net	33	1,361
Loss (gain) on extinguishment of debt	77	(4,865)
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(3,148)	(2,008)
Prepaid expenses and other current assets	4,710	378
Other assets	105	411
Increase (decrease) in:
Accounts payable and accrued expenses	3,276	9,111
Income taxes payable	2,215	2,373
Deferred revenue	829	430
Operating lease liabilities	(393)	(531)
Liability for uncertain tax positions	418	724
Other liabilities	(4)	(6)
Net cash provided by operating activities	40,943	44,689
Cash flows from investing activities:
Purchases of property and equipment	(7,196)	(8,923)
Purchase of investments	(5,000)	—
Net cash used in investing activities	(12,196)	(8,923)
Cash flows from financing activities:
Repurchase of common stock	(34)	(712)
Taxes paid related to net share settlement	(339)	(233)
Repurchase of debt	(9,749)	(57,884)
Net cash used in financing activities	(10,122)	(58,829)
Effect of exchange rate changes on cash and cash equivalents	1,229	(4,141)
Net change in cash and cash equivalents	19,854	(27,204)
Cash and cash equivalents at beginning of period	33,545	88,715
Cash and cash equivalents at end of period	$53,399	$61,511

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the reconciliation of Net income to Adjusted net income for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	Per Diluted Share	2024 *	Per Diluted Share *
Net income	$21,152	$1.07	$26,370	$1.37
Plus:
Share-based compensation (1)	4,264	0.22	4,450	0.23
Foreign exchange loss (gain) (2)	1,099	0.06	(3,888)	(0.20)
Amortization (3)	615	0.03	833	0.04
Intra-entity transfers (4)	828	0.04	942	0.05
Debt extinguishment loss (gain) (5)	77	—	(4,865)	(0.25)
Other (6)	311	0.02	1,182	0.06
Income tax impact of above items	(1,378)	(0.07)	1,879	0.10
Adjusted net income	$26,968	$1.37	$26,903	$1.40
* The prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported Adjusted net income or Adjusted earnings per diluted share. Starting in 2025, the Company excludes any foreign exchange gains or losses from Adjusted net income and Adjusted earning per diluted share. The prior year amounts have been adjusted for consistency with the current year. For the three months ended March 31, 2024, such exclusion reduced Adjusted net income by $2.9 million and $0.15 per diluted share, respectively.
Adjusted net income as calculated above represents net income and the items used to reconcile GAAP to non-GAAP financial measures, including (1) share-based compensation; (2) foreign exchange loss (gain); (3) amortization; (4) intra-entity transfers; (5) debt extinguishment loss (gain); (6) other benefits or costs related to non-routine and other matters; and (7) income tax impact. Adjusted net income and weighted average diluted shares are then used to calculate Adjusted earnings per diluted share. The Company discloses these measures as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of these measures provides useful information to investors.
Adjusted net income and Adjusted earnings per diluted share are not calculated in accordance with, or presented as an alternative to, net income or earnings per diluted share, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, these measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted net income, Adjusted earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Company’s non-GAAP financial measures are adjusted for the following items:

(1) Share-based compensation. The Company excludes share-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Foreign exchange loss (gain). The Company excludes gains or losses associated with foreign exchange. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively, during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that excluding the cumulative future unrealized benefit of the assets transferred in 2019 and amortization of the tax asset in the subsequent years in the non-GAAP financial measures, thereby presenting the tax benefit in the non-GAAP measures in the year of realization, provides meaningful supplemental information regarding operational performance and facilitates comparisons to historical operating results.

(5) Debt extinguishment loss (gain). The Company excludes certain gains or losses associated with the retirement of our debt. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Other. The Company excludes certain benefits or costs related to non-routine and other matters. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2025	2024 *
Net income	$21,152	$26,370
Plus:
Interest expense	8,976	6,199
Interest income	(451)	(923)
Other expense (income), net	1,097	(3,902)
Income tax expense	6,723	9,923
Depreciation and amortization	5,178	4,767
EBITDA:
Plus:
Share-based compensation	4,264	4,450
Other	311	1,182
Adjusted EBITDA	$47,250	$48,066
* The prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on Adjusted EBITDA.
Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other expense (income), net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to non-GAAP financial measures, including (1) share-based compensation; and (2) other benefits or costs related to non-routine and other matters. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not calculated in accordance with, or presented as an alternative to, net income, and may be different from similarly or identically named non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$40,943	$44,689
Less: Purchases of property and equipment	(7,196)	(8,923)
Free cash flow	$33,747	$35,766

Net cash provided by operating activities in Q1 2025 decreased to $40.9 million from $44.7 million in Q1 2024. Free cash flow in Q1 2025 decreased to $33.7 million from $35.8 million in Q1 2024. The decrease in these two items was primarily attributable to a decrease in net cash inflows resulting from changes in our working capital accounts as well as decreased income after excluding noncash items.

The term Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. The Company discloses Free cash flow as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flow is not calculated in accordance with, or presented as an alternative to, net cash provided by operating activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Free cash flow is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key performance metrics for Consensus for the three months ended March 31, 2025 and 2024 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended March 31,
	2025	2024
Corporate revenue	$54,289	$51,390
Corporate customer accounts (1)	60	55
Corporate Average Revenue per Customer Account (“ARPA”) (2)	$306.54	$316.07
Corporate paid adds (3)	5	4
Corporate monthly account churn (4)	2.49%	1.92%

SoHo revenue	$32,849	$36,754
SoHo customer accounts (1)	730	808
SoHo ARPA (2)	$14.83	$14.95
SoHo paid adds (3)	58	64
SoHo monthly account churn (4)	3.26%	3.42%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts.

(2) Represents a monthly ARPA for the quarter and is calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn represents paid monthly SoHo and Corporate customer accounts that were cancelled during each month of the quarter divided by the average number of customers during each month of the same quarter, including the paid adds. The period measured is the quarter and expressed as a monthly churn rate over the quarter period.